As filed with the Securities and Exchange Commission      Registration No. 33 -
on May 19, 2000
_______________________________________________________________________________
                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                      ________________________________________
                           POST EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________



                             SYMBOL TECHNOLOGIES, INC.
               (Exact name of registrant as specified in its charter)



         Delaware                                          11-2308681__________
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                        Number)


                                     One Symbol Plaza
                              Holtsville, New York 11742-1300
                                       (631) 738-2400__________
                             (Address of registrant's principal
                                     executive offices)





                            1994 Directors' Stock Option Plan
                               (Full title of the Plan)




Dr. Jerome Swartz                                    Leonard H. Goldner, Esq.
Chairman of the Board and Chief                      Senior Vice President and
   Executive Officer                                 General Counsel
Symbol Technologies, Inc.                            Symbol Technologies, Inc.
One Symbol Plaza                                     One Symbol Plaza
Holtsville, New York  11742                          Holtsville, New York 11742
(631) 738-2400                                       (631) 738-2400
_______________________________________________________________________________
                      (Name and address of agents for service)



     By this Post-Effective Amendment No. 1 to Registration Statement Number 33-78678, filed on Form S-8 Registrant deregisters 177,666 shares of Registrant's Common Stock (the "Shares") which represent Shares that could have been issued pursuant to options issuable under the 1994 Directors' Stock Option Plan (the "1994 Plan"). The 1994 Plan has been discontinued as of May 8, 2000 except with respect to options still outstanding and Shares previously acquired upon the exercise of options issued under the 1994 Plan.



                                 SIGNATURES



            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Holtsville, State of New York, on this 12th day of May, 2000.

                                                SYMBOL TECHNOLOGIES, INC.



                                                 By    /s/Jerome Swartz_______
                                                       Jerome Swartz
                                                       Chairman of the Board









           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and
on the dates indicated.

Signature                           Title                          Date


/s/Jerome Swartz              Chairman of the Board,
Jerome Swartz                 Chief Executive Officer and
                              Director                           May 12, 2000


/s/Tomo Razmilovic            President, Chief Operating
Tomo Razmilovic               Officer and Director               May 12, 2000


       *                       Director                          May 12, 2000
Raymond R. Martino


       *                       Director                          May 12, 2000
Harvey P. Mallement


       *                       Director                          May 12, 2000
Saul P. Steinberg


       *                       Director                          May 12, 2000
Lowell C. Freiberg


       *                       Director                          May 12, 2000
George Bugliarello


                              Director                           May 12, 2000
Charles B. Wang


                              Director                           May 12, 2000
Leo A. Guthart


                              Director                           May 12, 2000
James Simons


/s/Kenneth V. Jaeggi          Senior Vice President              May 12, 2000
Kenneth V. Jaeggi             Finance (Chief Financial Officer)


/s/Brian T. Burke             Senior Vice President and
Brian T. Burke                Controller (Chief Accounting       May 12, 2000
                              Officer)

*By: /s/Leonard H. Goldner
Leonard H. Goldner
Attorney -in-Fact




s8plan-form(admt).doc